As filed with the Securities and Exchange Commission on November 20, 2003

                                                     Registration No. 333 - ____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                          DREW INDUSTRIES INCORPORATED
               (Exact name of registrant as specified in charter)

               Delaware                                  13-3250533
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

                              200 Mamaroneck Avenue
                          White Plains, New York 10601
                                 (914) 428-9098
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                   ----------

                                 Leigh J. Abrams
                      President and Chief Executive Officer
                          Drew Industries Incorporated
                              200 Mamaroneck Avenue
                          White Plains, New York 10601
                                 (914) 428-9098
           (name and address, including zip code and telephone number, including area code of agent for service)

                                   ----------

                                 With a copy to:

                             Harvey F. Milman, Esq.
                               Phillips Nizer LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 977-9700

                                   ----------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:
|X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities              Proposed Maximum            Proposed Maximum            Amount of
to be Registered                           Amount to be Registered        Offering Price Per       Aggregate Offering
                                                                              Unit (1)(2)             Price (1)(2)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
per share                                           565,000                     $25.385                $14,342,525
-------------------------------------------------------------------------------------------------------------------------

(1)   Used only for purpose of calculating the amount of the registration fee.

(2) The registration fee is based upon the average of the high and low prices of the shares of Common Stock as reported on the American Stock Exchange on November 14, 2003, as prescribed by Rule 457(c).

                                   ----------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion - Dated November 20, 2003

PROSPECTUS

                                 565,000 SHARES
                          DREW INDUSTRIES INCORPORATED
                                  COMMON STOCK

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, the selling stockholders may sell from time to time up to an aggregate of 565,000 shares of common stock of Drew Industries Incorporated, a Delaware corporation.

      The selling stockholders may sell all or any portion of their shares of common stock in one or more transactions on the American Stock Exchange or in private, negotiated transactions. The selling stockholders will determine the prices at which they sell their shares. Drew will not receive any of the proceeds from the sale of the shares by the selling stockholders. The selling stockholders will pay, or reimburse Drew for, all registration expenses, and will pay all selling expenses, including all underwriting discounts and selling commissions.

      The common stock is listed on the American Stock Exchange under the symbol "DW." On November 14, 2003, the last reported sale price of the common stock on the American Stock Exchange was $25.17 per share.

     THIS INVESTMENT INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

      The shares of Drew common stock may be offered by the selling stockholders in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the selling stockholders, any commissions paid to broker-dealers and, if broker-dealers purchase any shares as principals, any profits received by such broker-dealers on the resale of shares of Drew common stock may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.

      This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

                                   ----------

      Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The date of this prospectus is November __, 2003.

                                TABLE OF CONTENTS

                                                                            Page

Where You Can Find More Information............................................3
Special Note Regarding Forward-Looking Statements..............................5
The Company....................................................................6
Risk Factors...................................................................7
Use Of Proceeds................................................................9
Description Of Common Stock...................................................10
Selling Stockholders..........................................................11
Plan Of Distribution..........................................................13
Validity Of Securities........................................................14
Experts.......................................................................15

      You should rely only on the information contained or incorporated by reference in this prospectus. Drew has not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

As used in this prospectus, unless the context requires otherwise: "we," "us," "our", the "Company" and "Drew" means Drew Industries Incorporated and its consolidated subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

      Drew files annual, quarterly and current reports, proxy statements and other information with the SEC. Drew's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Drew files at the SEC's public reference facility in Washington, D.C. at the following address:

      o     450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities.

      Reports, proxy statements and other information concerning us can also be inspected and copied at the offices of the American Stock Exchange at 86 Trinity Place, New York, NY 10006.

      We have elected to incorporate by reference into this prospectus the following documents (including the documents incorporated by reference therein) filed by Drew (SEC File No. 001-13646) with the SEC:

      o Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 28, 2003;

      o Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the SEC on May 9, 2003;

      o Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, filed with the SEC on August 12, 2003;

      o Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, filed with the SEC on November 10, 2003;

      o Current Report on Form 8-K announcing the time of the Company's conference call and webcast to announce Year-End and Fourth Quarter results for 2002, filed with the SEC on February 5, 2003;

      o Current Report on Form 8-K announcing Year-End and Fourth Quarter results for 2002, filed with the SEC on February 11, 2003;

      o Current Report on Form 8-K announcing results for the First Quarter of 2003, filed with the SEC on April 24, 2003;

      o Current Report on Form 8-K announcing the election of David A. Reed as a director of Drew Industries Incorporated, filed with the SEC on May 5, 2003;

      o Current Report on Form 8-K announcing a presentation at the Red Chip Partners San Francisco Investors Conference 2003, filed with the SEC on June 3, 2003;

      o Current Report on Form 8-K announcing high marks for corporate governance policies from one of the nation's leading governance advocates, filed with the SEC on July 14, 2003;

      o Current Report on Form 8-K announcing the time of the Company's conference call and webcast to announce Six-Month and Second Quarter 2003 results, and the acquisition of LTM Manufacturing, LLC, filed with the SEC on July 21, 2003;

      o Current Report on Form 8-K announcing results for the Second Quarter of 2003, filed with the SEC on July 24, 2003;

      o Current Report on Form 8-K announcing the Company's receipt of "The People's Choice Award," filed with the SEC on October 2, 2003;

      o Current Report on Form 8-K announcing acquisition of ET&T Frames, Inc., filed with the SEC on October 7, 2003;

      o Current Report on Form 8-K announcing the time of the Company's conference call and webcast to announce Nine-Month and Third Quarter results, filed with the SEC on October 20, 2003; and

      o Current Report on Form 8-K announcing results for Third Quarter of 2003, filed with the SEC on October 27, 2003.

      Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus and prior to the termination of this offering.

      You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us at the following address:

                        Joseph S. Giordano III, Treasurer
                          Drew Industries Incorporated
                              200 Mamaroneck Avenue
                          White Plains, New York 10601
                                 (914) 428-9098

                             SPECIAL NOTE REGARDING
                           FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for Drew common stock and other matters. Statements in this prospectus, including those incorporated by reference, that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

      o the effect of national and regional economic conditions and consumer confidence on the sale of recreational vehicles and manufactured homes;

      o     pricing pressures due to competition;

      o raw material costs, particularly vinyl, aluminum, steel, glass, and ABS resin;

      o availability of retail and wholesale financing for manufactured homes;

      o     availability and costs of labor;

      o     inventory levels of retailers and manufacturers;

      o     levels of repossessed homes;

      o     interest rates;

      o     the effect of adverse weather conditions on retail sales; and

      o     the financial condition of our customers.

      Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. You will find these forward-looking statements at various places throughout this prospectus and the documents incorporated by reference, including any amendments. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                   THE COMPANY

      We were incorporated under the laws of Delaware on March 20, 1984, and we are the successor to Drew National Corporation, which was incorporated under the laws of Delaware in 1962. Our Company's principal executive and administrative offices are located at 200 Mamaroneck Avenue, White Plains, New York 10601; telephone number (914) 428-9098. Our Common Stock is traded on the American Stock Exchange (symbol: DW). Our website is www.drewindustries.com. The information contained on our website is not incorporated by reference in the prospectus.

      Our wholly-owned active subsidiaries are Kinro, Inc. and its subsidiaries ("Kinro") and Lippert Components, Inc. and its subsidiaries ("LCI"). Through our wholly-owned subsidiaries, we supply a broad array of components for recreational vehicles and manufactured homes.

      We have two reportable operating segments, the recreational vehicle products segment (the "RV segment") and the manufactured housing products segment (the "MH segment"). The RV segment, which accounted for 62 percent of our consolidated net sales for the nine months ended September 30, 2003 and 53 percent of our annual consolidated net sales for 2002, manufactures a variety of products used in the production of recreational vehicles, including windows, doors, chassis, chassis parts, and chassis slide out mechanisms and related power units. The MH segment, which accounted for 38 percent of our consolidated net sales for the nine months ended September 30, 2003 and 47 percent of our annual consolidated net sales for 2002, manufactures a variety of components used in the construction of manufactured homes, and to a lesser extent, modular housing and office units, including vinyl and aluminum windows and screens, chassis, chassis parts and thermo-formed bath and shower units. Several of our customers produce both manufactured homes and recreational vehicles, and we supply products having similar characteristics for use in both these lines of business. We currently operate 41 manufacturing facilities located throughout the United States and one in Canada.

      We have approximately 3,000 employees. Our manufactured housing products are sold by 15 sales personnel, working exclusively for us, to major builders of manufactured homes, and our recreational vehicles products are sold by 5 sales personnel, working exclusively for us, to major manufacturers of recreational vehicles.

                                  RISK FACTORS

Industry Risk Factors

      Continued reductions in the availability of financing for manufactured homes and increases in the costs of this financing could limit the ability of consumers to purchase manufactured homes, resulting in reduced demand for our products

            Frequently, manufactured homes are purchased and the land on which they are placed is leased. Loans used to finance the purchase of manufactured homes without land have shorter terms and higher interest rates, and may be more difficult to obtain than loans for site-built homes. The availability of loans for manufactured homes has been limited because several lenders have curtailed or discontinued these loans. In addition, many lending institutions have increased interest rates and raised credit standards. The availability, cost and terms of these loans are also dependent on economic conditions, lending practices of financial institutions, governmental policies, and other factors which are beyond our control. Continued reductions in the availability of financing for manufactured homes and increases in the costs of this financing could limit the ability of consumers to purchase manufactured homes, resulting in reduced demand for our products

      Reductions in the availability of wholesale financing may prevent retailers from carrying an adequate inventory of homes, which could reduce demand for our products

            Retailers of manufactured homes generally finance their purchases of inventory with financing provided by lending institutions. In the last few years, several lenders have curtailed or discontinued these loans. Reductions in the availability of wholesale financing may prevent retailers from carrying an adequate inventory of homes, which could reduce demand for our products

      High levels of repossessions of manufactured homes could cause manufacturers to reduce production of new manufactured homes, resulting in reduced demand for our products

            Lower credit standards by lenders several years ago, and recent economic conditions have caused an increase in the number of manufactured homes repossessed by lenders. Repossessed homes are resold by lenders, often at substantially reduced prices, which reduces the demand for new manufactured homes. Continued, or increased, levels of repossessions could cause manufacturers to reduce production of new manufactured homes, resulting in reduced demand for our products

      Business cycles may cause substantial fluctuations in our operating results

            Both the manufactured housing and recreational vehicle industries are impacted by business cycles and this may cause substantial fluctuations in our operating results. Business cycles may depend upon general economic conditions, interest rates, consumer confidence, demographic changes, and other factors beyond our control.

      Changes in zoning regulations for manufactured homes could lead to reduced demand for our products

            Manufactured housing communities and individual home placements are subject to local zoning regulations. In the past, there has been resistance by local property owners to zoning ordinances allowing the location of manufactured homes in areas comprised of conventional residences. Continued resistance to these zoning ordinances could have an adverse impact on sales of manufactured homes, which could reduce demand for our products

      Gasoline shortages, or higher prices for gasoline could lead to reduced demand for our products

            Increases in the price of gasoline, or anticipation of potential fuel shortages, adversely effect consumer demand for recreational vehicles, which could reduce demand for our products

      Excess inventories by retailers and manufacturers could cause a decline in the demand for our products

            Retailers and manufacturers of recreational vehicles and manufactured homes may carry excess inventory, as they periodically have in the past. When excess inventory is sold, the manufacturers of recreational vehicles and manufactured homes may reduce production of new vehicles and homes, which could cause a decline in demand for our products

      The financial condition of several of our significant customers could adversely impact our financial condition and operating results

            The financial condition of several of our significant customers has been adversely impacted by a decline in production in the manufactured housing industry. Continued or increased financial difficulties of our significant customers could result in reduced demand for our products and losses due to the inability to collect accounts receivable.

Company-specific risk factors

      Competitive pressures could reduce demand for our products

            We have several competitors. Competitors may lower prices or develop product improvements which could reduce demand for our products

      Increases in raw material costs could adversely impact our financial condition and operating results

            Our primary raw materials are vinyl, aluminum, steel, glass and ABS resin. Costs of these raw materials fluctuate. Because competition may limit the amount of increases in raw material costs that can be passed through to customers in the form of price increases, this could adversely impact our financial condition and operating results.

      Increases in labor rates or the availability of labor could adversely impact our financial condition and operating results

            Certain geographic regions in which we have manufacturing facilities have very low unemployment rates. This could result in shortages of qualified employees and increased labor costs. Because competition may limit the amount of labor increases that can be passed through to customers in the form of price increases, increased labor costs could adversely impact our financial condition and operating results.

                                 USE OF PROCEEDS

      The selling stockholders will receive all of the proceeds from the sale of the shares of Drew common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

                           DESCRIPTION OF COMMON STOCK

      Our authorized capital stock is 20,000,000 shares of common stock, $0.01 par value. At November 14, 2003, 10,145,383 shares of common stock were outstanding. In addition to the summary of our common stock that follows, we encourage you to review our Restated Certificate of Incorporation, as amended, and Bylaws, which we have filed with the SEC.

      Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholders action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

      Holders of common stock have no preemptive rights. Subject to applicable laws, holders of common stock are entitled to such dividends as may be declared by our board of directors. The common stock is not entitled to any sinking fund, redemption or conversion provisions. Upon our dissolution, liquidation or winding up, the holders of our common stock are entitled to share ratably in our net assets remaining after the payment of all creditors. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

                              SELLING STOCKHOLDERS

      The following table sets forth the selling stockholders' name, number of shares beneficially owned (including options) and percent of outstanding shares as of November 14, 2003.

                                  Beneficial Ownership                                        Estimated Beneficial
                                   Prior to Offering                                        Ownership After Offering
                          ------------------------------------                            ----------------------------
                                                   Percent of                                              Percent of
Name of Selling           Number of                Outstanding        Number of Shares    Number of        Outstanding
Stockholder               Shares                   Shares             Offered(1)            Shares           Shares
---------------           ------------             -----------        ----------------    ---------        -----------
L. Douglas                1,225,163(3)             11.9%              500,000(4)            725,163            7.1%
Lippert (2)

David L.
Webster (5)(6)            272,840(7)                2.7%               50,000               222,840            2.2%

Harvey F.
Milman (5)(8)(9)          18,900                    0.2%               15,000                 3,900             --

----------

      (1) This prospectus will also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, merger, consolidation, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common stock.

      (2) Mr. Lippert was President and Chief Executive Officer of Lippert Components Inc., a subsidiary of our Company, from 1997 to February 5, 2003, and has been a director of our Company since 1997. On February 5, 2003, Jason D. Lippert was appointed President and Chief Executive Officer of Lippert Components, Inc. and L. Douglas Lippert continues as Chairman. Mr. Lippert acquired the shares that he is offering under this prospectus from us in 1997 as part of the purchase price for our acquisition of Lippert Components, Inc.

      (3) Includes 384,848 shares held by Mr. Lippert as Trustee for trusts for the benefit of members of Mr. Lippert's immediate family, over which Mr. Lippert has sole voting and dispositive power. Although Mr. Lippert disclaims any pecuniary interest in such shares, 100,000 of such shares are offered under this prospectus on behalf of the beneficiaries of two of such trusts. Pursuant to Rules 13-1(f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Exchange Act, on October 17, 1997, Mr. Lippert, together with certain other persons, jointly filed a single Schedule 13-D Statement (as amended) with respect to the common stock listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act, although membership in the "group" is disclaimed and neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a "group" exists. In November 1999 and November 2003, Mr. Lippert was granted options pursuant to our Stock Option Plan to purchase, respectively, 50,000 shares of

Common Stock at $9.3125 per share and 5,000 shares of Common Stock at $25.56 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

      (4) Includes 100,000 shares offered on behalf of the beneficiaries of two trusts for the benefit of members of Mr. Lippert's family, of which Mr. Lippert is Trustee. Mr. Lippert disclaims any pecuniary interest in the proceeds from the sale of such shares.

      (5) Pursuant to Rules 13-1 (f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Securities Exchange Act, on May 31, 1989, the persons indicated, together with certain other persons, jointly filed a single
Schedule 13-D Statement (as amended) with respect to the common stock listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act, although membership in a "group" is disclaimed and neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a "group" exists.

      (6) Mr. Webster is Chairman, President and Chief Executive Officer of Kinro, Inc., a subsidiary of our Company, and has been a Director of our Company since 1984.

      (7) In November 1999 and November 2003, Mr. Webster was granted options pursuant to our Stock Option Plan to purchase, respectively, 50,000 shares of Common Stock at $9.3125 per share and 15,000 shares of Common Stock at $25.56 per share. Although no part of such options has been exercised, all shares subject to such option are included in the above table as beneficially owned.

      (8) Mr. Milman is a partner of Phillips Nizer LLP and has served as our Company's general counsel and assistant secretary since 1969. Phillips Nizer LLP will pass upon the validity of our Company's common stock offered by this prospectus.

      (9) These shares were purchased in 1997 in a private transaction. A portion of the proceeds received by Mr. Milman from the sale of these shares will be used to pay all principal and interest due under a promissory note given by Mr. Milman to Edward W. Rose, III, Chairman of our Board of Directors, who made a loan to Mr. Milman in an amount equal to the purchase price for the shares. The balance of the proceeds will be retained by Mr. Milman.

      We prepared this table based on the information supplied to us by the selling stockholders, and we have not sought to verify such information. Because the selling stockholders may offer all or some of their shares of Drew common stock from time to time, we can only estimate the number of shares of Drew common stock that will be held by the selling stockholders upon the termination of any particular offering by each such selling stockholder by assuming that all the shares offered under this prospectus are sold. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

      The selling stockholders intend to distribute the shares of Drew common stock from time to time only as follows (if at all):

      o     to or through underwriters, brokers or dealers;

      o directly in privately negotiated transactions to one or more other purchasers;

      o     through agents on a best-efforts basis; or

      o     otherwise through a combination of any such methods of sale.

      If the selling stockholders sell the shares of Drew common stock through underwriters, dealers, brokers or agents, such underwriters, dealers, brokers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of Drew common stock.

      The shares of Drew common stock may be sold from time to time:

      o in one or more transactions at a fixed price or prices, which may be changed;

      o     at market prices prevailing at the time of sale;

      o     at prices related to such prevailing market prices;

      o     at varying prices determined at the time of sale; or

      o     at negotiated prices.

      Such  sales may be effected in transactions:

      o on any national securities exchange or quotation service on which Drew common stock may be listed or quoted at the time of sale;

      o     in the over-the-counter market;

      o in block transactions in which the broker or dealer so engaged will attempt to sell the shares of Drew common stock as agent but may position and resell a portion of the block as principal to facilitate the transactions, or in crosses, in which the same broker acts as an agent on both sides of the trade;

      o in transactions otherwise than on such exchanges or services or in the over-the-counter market;

      o     through the writing of options; or

      o     through other types of transactions.

      In connection with sales of the Drew common stock or otherwise, any selling stockholder may enter into hedging transactions with broker-dealers or others, which may in turn engage in short sales of the Drew common stock in the course of hedging the positions they assume. Any selling stockholder may loan or pledge Drew common stock to broker-dealers or others that in turn may sell such securities. Any selling stockholder may pledge or grant a security interest in some or all of the Drew common stock owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the Drew common stock from time to time pursuant to this prospectus. Any selling stockholder also may transfer and donate shares of Drew common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling stockholders for purposes of the prospectus. In addition, any shares of Drew common stock covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A or such other available exemption.

      At the time a particular offering of shares of Drew common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the number of shares of Drew common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to brokers or dealers.

      The selling stockholders and any underwriters, dealers, brokers or agents who participate in the distribution of the shares of Drew common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of the shares of Drew common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers, brokers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Without limiting the generality of the foregoing, the selling stockholders have advised us that they have entered into an arrangement with Jones & Associates, Inc. ("Jones"), an NASD registered broker-dealer, to place the shares, on a best efforts basis, in one or more block transactions in which Jones would receive its usual and customary commission of five cents per share. Jones may be deemed to be an "underwriter" in connection with such transactions and the commissions that it receives may be deemed to be underwriting discounts and commissions under the Securities Act.

      The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares of Drew common stock by the selling stockholders and any other such person. Furthermore, Regulation M under the Exchange Act may restrict the ability of any person engaged in a distribution of the shares of Drew common stock to engage in market-making activities with respect to the shares of Drew common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the shares of Drew common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Drew common stock.

      The selling stockholders will pay all expenses of this shelf registration statement, including any broker's commission, agency fee or underwriter's discount or commission.

                             VALIDITY OF SECURITIES

      The validity of the securities offered by this prospectus will be passed upon by Phillips Nizer LLP, New York, New York. As of the date hereof, Harvey F. Milman, a partner of Phillips Nizer LLP and our general counsel and assistant secretary since 1969, beneficially owns 18,900 shares of Drew common stock, and is offering 15,000 of his shares for sale under this prospectus.

                                     EXPERTS

      The consolidated financial statements and financial statement schedule of Drew as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to Drew's adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" as of January 1, 2002.

                                   PROSPECTUS

      You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of ordinary shares means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy these ordinary shares in any circumstances under which the offer or solicitation is unlawful.

                              ______________, 2003

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses payable in connection with the registration of the offering of the shares. All amounts shown are estimates except for the SEC registration fee. The selling stockholders will pay all costs and expenses of registration and selling the shares, including all underwriting discounts and selling commissions, all fees and disbursements of its counsel and registrant's counsel, and all "road show" and other marketing expenses incurred by the registrant or any underwriters which are not otherwise paid by such underwriters.

            SEC Registration Fee .....................       $ 1,161
            Accounting Fees and Expenses .............        10,000
            Legal Fees and Expenses ..................         5,000
            Miscellaneous Expenses ...................        10,000
                                                             -------

            Total ....................................       $26,161

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the subject conduct was unlawful. If the claim was brought against any such person by or in the right of the registrant, the registrant may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the registrant, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

      The registrant's Restated Certificate of Incorporation, as amended, provides that the registrant may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law. In addition, the Restated Certificate of Incorporation, as amended, provides that no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

EXHIBIT NO.                              DESCRIPTION
----------                               -----------

5.1*              Opinion of Phillips Nizer, LLP

23.1*             Consent of KPMG LLP

23.2*             Consent of Phillips Nizer LLP (included in opinion filed as
                  Exhibit 5.1).

24.1*             Power of Attorney (included in signature page).

----------
*Filed herewith.

ITEM 17. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertaking set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on November 20, 2003.

                                          DREW INDUSTRIES INCORPORATED


                                          By /s/ Leigh J. Abrams
                                             ---------------------------------
                                             Leigh J. Abrams, President and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below appoints Leigh J. Abrams and Fredric M. Zinn and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all other documents in connection, therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                  Title                               Date
               ---------                                  -----                               ----
    /s/ Leigh J. Abrams                  Director, President and Chief Executive       November 13, 2003
    -------------------------------          Officer (Principal Executive Officer)
           Leigh J. Abrams

    /s/ Fredric M. Zinn                  Executive Vice President and Chief            November 13, 2003
    -------------------------------          Financial Officer (Principal Financial
           Fredric M. Zinn                   and Accounting Officer)

    /s/ Edward W. Rose, III              Chairman of the Board                         November 13, 2003
    -------------------------------          and Director
         Edward W. Rose, III

    /s/ David L. Webster                 Director                                      November 13, 2003
    -------------------------------
           David L. Webster

    /s/ L. Douglas Lippert               Director                                      November 13, 2003
    -------------------------------
          L. Douglas Lippert

    /s/ James F. Gero                    Director                                      November 13, 2003
    -------------------------------
             James F. Gero

    /s/ Gene H. Bishop                   Director                                      November 13, 2003
    -------------------------------
            Gene H. Bishop

    /s/ Frederick B. Hegi, Jr.           Director                                      November 13, 2003
    -------------------------------
        Frederick B. Hegi, Jr.

    /s/ David A. Reed                    Director                                      November 13, 2003
    -------------------------------
           David A. Reed

                                  EXHIBIT INDEX

EXHIBIT NO.                            DESCRIPTION
----------                             -----------

5.1               Opinion of Phillips Nizer, LLP

23.1              Consent of KPMG LLP

23.2              Consent of Phillips Nizer LLP (included in opinion filed as
                  Exhibit 5.1).

24.1              Power of Attorney (included in signature page).